UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 6, 2015, Cerus Corporation (“Cerus,” “we,” “our” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 12,727,273 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $5.50 per share and the Underwriters have agreed pursuant to the Underwriting Agreement to purchase the shares from us at a price of $5.17 per share. The net proceeds to us from this offering are expected to be approximately $65.5 million, after deducting the underwriting discount and estimated offering expenses payable by us. The closing of the offering is expected to take place on or about January 12, 2015, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,909,090 shares of common stock to cover overallotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Cerus and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to a registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2015, by and between Cerus and Cowen and Company, LLC, as representative of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

Forward-Looking Statements

This report contains forward-looking statements. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ public offering and the expected net proceeds therefrom. These forward-looking statements are based upon Cerus’ current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the public offering, and other risks detailed in Cerus’ filings with the SEC, including under the heading “Risk Factors” in Exhibit 99.1 to Cerus’ current report on Form 8-K filed with the SEC on January 5, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: January 7, 2015

	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2015, by and between Cerus and Cowen and Company, LLC, as representative of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).